As filed with the Securities and Exchange Commission on July 6, 2001
                                                      Registration No. 333-64414
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                             SIGA Technologies, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                             -----------------------

                    Delaware                           13-3864870
         (State or Other Jurisdiction of            (I.R.S. Employer
         Incorporation or Organization)            Identification No.)

                              420 Lexington Avenue
                                    Suite 620
                            New York, New York 10170
                                 (212) 672-9100

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                             -----------------------
                                 Philip Sussman
                             Chief Executive Officer
                             SIGA Technologies, Inc.
                              420 Lexington Avenue
                                    Suite 620
                            New York, New York 10170

                     (Name and Address of Agent For Service)

                                 (212) 672-9100

               (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                            Jeffrey J. Fessler, Esq.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                            New York, New York 10022
                   (212) 872-8042 (Phone) (212) 872-8192 (Fax)

      Approximate date of commencement of proposed sale to the public: From time to time as determined by the Selling Stockholders.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.

                                                               Amount
                                                               ------

      Securities and Exchange Commission filing fee......... $  1,289
      Printing expenses.....................................    2,000
      Legal Fees and Expenses...............................   10,000
      Accounting Fees and Expenses..........................    5,000
      Miscellaneous.........................................    1,711
                                                             --------
         Total.............................................. $ 20,000
                                                             ========

      All of the amounts shown are estimates except for the fee payable to the Securities and Exchange Commission.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article IX of the Registrant's Certificate of Incorporation and Article VII of the Registrant's Bylaws provides for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides for such limitation of liability.

ITEM 16. EXHIBITS

      The following is a list of exhibits filed as part of this registration statement.

            Exhibit
            Number     Description and Method of Filing
            -------    --------------------------------

              5        Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

             23.1 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in the opinion filed as Exhibit 5)

             23.2      Consent of PricewaterhouseCoopers LLP*

             24        Power of Attorney (See Page II-4)*

             -------------------------------------------------------------------

             *Previously filed.

ITEM 17. UNDERTAKINGS

   The undersigned registrant hereby undertakes:

      (1) to file, during any period in which offers or sale; are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, and the information required to be, included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Siga Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on July 6, 2001.

                                          Siga Technologies, Inc.

                                          By: /s/ Philip N. Sussman
                                             -----------------------------
                                          Philip N. Sussman
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment No. 1 to this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                 Title of Capacities                     Date
         ---------                 --------------------                    ----

/s/ Thomas N. Konatich
------------------------
Thomas N. Konatich                Chief Financial Officer          July 6, 2001

     *
------------------------
Donald D. Drapkin                 Chairman of the Board            July 6, 2001

     *
------------------------
Eric A. Rose, M.D.                       Director                  July 6, 2001

     *
------------------------
Gabriel M. Cerrone                       Director                  July 6, 2001

     *
------------------------
Thomas E. Constance                      Director                  July 6, 2001


------------------------
Mehmet C. Oz, M.D.                       Director                  July 6, 2001

     *
------------------------
Michael Weiner, M.D.                     Director                  July 6, 2001

By: Thomas N. Konatich
    ------------------------
    Thomas N. Konatich
    Attorney-in-Fact

                                  EXHIBIT INDEX

         Exhibit
          Number            Description and Method of Filing
      --------------        ----------------------------------------------------
           5                Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

          23.1              Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            (included in the opinion filed as Exhibit 5)

          23.2              Consent of PricewaterhouseCoopers LLP*

          24                Power of Attorney (See Page II-4)*

      * Previously filed.